UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission

File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders of the Company was held on May 1, 2012, in connection with which we filed a Proxy Statement with the SEC on March 22, 2012.

(b)	The following matters were voted upon at the meeting and approved by the stockholders:

(1)	Each of the nominees, as described in the Proxy Statement referenced above, was re-elected as a director to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified.

Nominee name	Votes For	Votes Withheld	Broker Non Votes
Michael W. Arthur	15,631,832	116,486	673,697
E. Nelson Heumann	15,664,756	83,562	673,697
Frank C. Meyer	15,679,111	69,207	673,697
Edna K. Morris	15,667,121	81,197	673,697
Thomas J. Mueller	15,645,012	103,306	673,697
Jeffrey J. O’Neill	14,405,107	1,343,211	673,697
S. Garrett Stonehouse, Jr.	15,644,915	103,403	673,697

(2)	Proposal to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as independent auditors for the Company for the fiscal year ending January 1, 2013.

Votes For	Votes Against	Abstentions	Broker Non Votes
16,406,546	15,437	32	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: May 3, 2012	/s/ Emanuel P.N. Hilario
Emanuel P.N. Hilario
Chief Financial Officer